                                                                   EXHIBIT 10.23

                        ASPEN INSURANCE HOLDINGS LIMITED

                        PERFORMANCE SHARE AWARD AGREEMENT

                  THIS AGREEMENT (the "Agreement"), is made effective as of the
22nd day of December, 2004, between Aspen Insurance Holdings Limited, a Bermuda
corporation (hereinafter called the "Company"), and               (hereinafter
called the "Participant"):

                                R E C I T A L S:
                                - - - - - - - -
                  WHEREAS, the Company has adopted the Aspen Insurance Holdings
2003 Share Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

                  WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the performance shares provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants
hereinafter set forth, the parties agree as follows:

1.  Grant of Performance Shares. The Company hereby awards to the Participant
    Shares, payment of which is dependent upon the achievement of certain performance goals more fully described in Section 2 of this Agreement (the
    "Performance Shares").

2.  Vesting. The Performance Shares shall vest only to the extent that the
    Return on Equity (calculated as described in Section 2(a) below, the "ROE")
    targets described below are achieved.

    (a) For purposes of this Agreement, "ROE" shall be equal to net income determined under United States Generally Accepted Accounting Principles
        ("US GAAP") after deduction of the cost of all Awards granted under the
        Plan as a percentage of weighted average shareholders' equity, which shall be determined by the Board based on the Company's audited financials under US GAAP.

    (b) For purposes of this Agreement, "2004 ROE Percentage" shall be equal to the Company's actual ROE for the fiscal year ended December 31, 2004
        (the "2004 Fiscal Year"), expressed as a percentage of the ROE target for the 2004 Fiscal Year. The ROE target with respect to the 2004 Fiscal
        Year is set forth on Exhibit A, a copy of which is attached hereto and incorporated herein by reference.

    (c) For purposes of this Agreement, "2004-2006 ROE Percentage" shall be equal to the Company's simple average annual ROE for the fiscal years ending December 31, 2004, December 31, 2005 and December 31, 2006 (the
        "2004-2006 Fiscal Years"), expressed as a percentage of the average annual ROE target for the 2004-2006 Fiscal Years. The average annual ROE target for the 2004-2006 Fiscal Years is set forth on Exhibit A, a copy of which is attached hereto and incorporated herein by reference.

    (d) Subject to the Participant's continued Employment with the Company
        (which Employment shall not include the performance of services under a notice of termination or resignation), a maximum of one-third (?) of the
        Performance Shares awarded hereunder (the "2004 ROE Award") shall become vested upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute the Company's ROE for the 2004 Fiscal
        Year or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only to the extent provided below:

                2004 ROE Percentage                    Vested Percentage of
                -------------------                    --------------------
                                                          2004 ROE Award
                                                          --------------
                    < 66.67%                                     0%
                     66.67%                                     10%
                      75%                                      32.50%
                     83.33%                                     55%
                     91.67%                                    77.50%
            greater than or equal to 100%                       100%

                Interim percentages to be interpolated linearly.

        Notwithstanding the foregoing, if the Company's actual ROE for the 2004
        Fiscal Year is less than 10%, then none of the Performance Shares subject to the 2004 ROE Award shall vest.

    (e) Subject to the Participant's continued Employment with the Company
        (which Employment shall not include the performance of services under a notice of termination or resignation), a maximum of two-thirds (2/3) of the Performance Shares awarded hereunder (the "2004-2006 ROE Award")
        shall become vested upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute the Company's ROE for the 2006 Fiscal Year or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only to the extent provided below:

                                                       Vested Percentage of
                                                       --------------------
                2004-2006 ROE Percentage               2004-2006 ROE Award
                ------------------------               -------------------
                      < 66.67%                                  0%
                       66.67%                                  10%

                                       2

                         75%                                  32.50%
                       83.33%                                  55%
                       91.67%                                 77.50%
              greater than or equal to 100%                    100%

                Interim percentages to be interpolated linearly.

        Notwithstanding the foregoing, if the Company's simple average annual
        ROE for the 2004-2006 Fiscal Years is less than 10%, then none of the
        Performance Shares subject to the 2004-2006 ROE Award shall vest.

    (f) In connection with any event described in Section 10(a) of the Plan or in the event of a change in applicable accounting rules, the Committee shall make such adjustments in the terms of the Performance Shares, including but not limited to the ROE targets, if any, as it shall determine shall be necessary to equitably reflect such event in order to prevent dilution or enlargement of the potential benefits of the
        Performance Shares. The Committee's determination as to any such adjustment shall be final.

3.  Payment.
    -------

    (a) The Company shall deliver to the Participant one Share for each vested
        Performance Share, less any Shares withheld in accordance with the provisions of Section 7. Any fractional share will be rounded down to the nearest whole Share and the remainder forfeited.

    (b) Except as otherwise provided in the Plan, vested Performance Shares shall be paid to the Participant as soon as practicable after the date such Performance Shares become vested; provided, however, that
        Performance Shares subject to the 2004 ROE Award shall be paid at the same time as the Performance Shares subject to the 2004-2006 ROE Award are paid (or would have been paid had all or a portion of such 2004-2006
        ROE Award vested); provided, further, that payment of vested Performance
        Shares shall be subject to the Participant's continued Employment (which
        Employment shall not include the performance of services under a notice of termination or resignation) until the date of payment.

    (c) When Performance Shares are paid, the Company shall issue certificates in the Participant's name for such. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

4.  No Right to Continued Employment. The granting of the Performance Shares evidenced hereby and this Agreement shall impose no obligation on the
    Company or any Affiliate to

                                       3

    continue the Employment of the Participant and shall not lessen or affect the Company's or its Affiliate's right to terminate the Employment of such
    Participant.

5.  Legend on Certificates. The certificates representing the Shares paid in settlement of Performance Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the
    Plan or the rules, regulations, and other requirements of the Securities and
    Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.  Transferability. The Performance Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the
    Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. For avoidance of doubt, Shares issued to the Participant in payment of vested Performance Shares pursuant to Section 3 hereof shall not be subject to any of the foregoing transferability restrictions.

7.  Withholding. The Participant may be required to pay to the Company or any
    Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of Performance Shares and to take such other action as may be necessary in the opinion of the
    Committee to satisfy all obligations for the payment of such withholding taxes.

8.  Securities Laws. Upon the acquisition of any Shares pursuant to settlement of Performance Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this
    Agreement.

9.  Bermuda Government Regulations. No Shares shall be issued pursuant to this
    Agreement unless and until all relevant licenses, permissions and authorizations required to be granted by the Government of Bermuda, or by any authority or agency thereof, shall have been duly received.

10. Notices. Any notice necessary under this Agreement shall be addressed to the
    Company in care of its Secretary at the principal executive office of the
    Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
    ACCORDANCE WITH THE LAWS OF BERMUDA, WITHOUT REGARD TO CONFLICTS OF LAWS
    PRINCIPLES.

                                       4

12. Performance Shares Subject to Plan. By entering into this Agreement the
    Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Performance Shares are subject to the Plan
    (including without limitation the arbitration provision), and the terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13. Rights as a Shareholder. The Participant shall have no rights as a shareholder, and shall not receive dividends, with respect to any
    Performance Shares until the Performance Shares have been paid out and Share certificates have been issued to the Participant.

14. Fiscal Year. If the Company's fiscal year is changed to other than a calendar year, the references to calendar year in this Agreement shall be adjusted to appropriately reflect the change.

15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                                ASPEN INSURANCE HOLDINGS LIMITED

                                            By:
                                                --------------------------------

AGREED AND ACKNOWLEDGED AS
OF THE DATE FIRST ABOVE WRITTEN:

---------------------------------
Participant

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                                    EXHIBIT A
                                    ---------
                                   ROE TARGETS

2004 Fiscal Year ROE Target =

Average Annual ROE Target for 2004-2006 Fiscal Years = To be provided by the
Company after establishment of 2006 ROE targets by Compensation Committee